                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                August 31, 1998
                             --------------------
                       (Date of Earliest Event Reported)



                              SOLV-EX CORPORATION
            ------------------------------------------------------
            (Exact Name of Registrant as specified in its charter)



                                  New Mexico
                ----------------------------------------------
                (State or other jurisdiction of incorporation)



           0-9897                                      85-0283729
-----------------------------             ----------------------------------
  (Commission File Number)               (IRS Employer Identification Number)



                2127 Menaul NE, Albuquerque, New Mexico   87107
                -----------------------------------------------
          (Address of principal executive offices including zip code)



                                (505) 883-0331
              ---------------------------------------------------
              (Registrant's telephone number including area code)



                                Not Applicable
                       ---------------------------------
         (Former name or former address, if changed since last report)

Item 3.   Bankruptcy or Receivership

(b) On August 1, 1997, the Company filed its petition for reorganization protection under Chapter 11 of the United States Code in the case of In re Solv-Ex Corporation, in the United States Bankruptcy Court within and for the District of New Mexico, Case No. 11-97-14361 MA. Previously, on July 14, 1997, the Company filed for like protection under the Companies' Creditors' Arrangement Act in the Court of Queen's Bench of Alberta, Judicial District of Calgary, in the proceeding styled as: In the Matter of the Companies Creditors Arrangement Act, R.S.C., 1985, c.C-36, as amended, Case No. 9701-10022, following the adoption of a Cross-Border Insolvency Protocol, which governed the conduct of the parties and the Debtor's affairs during the pendency of the Canadian and US insolvency proceedings. On or about July 31, 1998, the Company's Plans of Reorganization and Arrangement (the "Plans"), respectively, were confirmed by Orders of the U.S. and Canadian Courts. The effective date of the Plans (the date upon which distributions were made to undisputed, allowed claims), was August 31, 1998.

Generally, the Plans provided for the full satisfaction of almost all creditors of Solv-Ex Corporation. The Plans approved included cash dividends in full satisfaction of virtually all allowed administrative, priority, secured and unsecured claims against the Company funded principally from the proceeds of the sale of the Company's Athabasca oil sands assets and interests in Alberta, Canada.

Under the confirmed Plans, a portion of the Company's indebtedness to allowed non-insider convertible debentureholders in the pre-Chapter 11 amount of US $7.5 million was extended on terms similar to existing debentures and secured by a pledge of a collateral interest in certain of the Company's tangible and intangible assets. At August 31, 1988, the balance owing under the allowed convertible debentures was US $3,511,016, maturing on June 30, 1999 and US $375,000 maturing on November 30, 1999. In addition, the convertible debenture claim of Phemex Establishment in the amount of US $33 million was disallowed and extinguished. Finally, the allowed convertible debenture claim, in the amount of US $2 million held by the Company's Chairman and CEO, John S. Rendall, was allowed but satisfied by the issuance and delivery of shares of new Solv-Ex common stock, together with warrants, authorized under the confirmed plan of reorganization.

As to the allowed interests of holders of common equity in the Company, the Order of the US Court established a record date of October 1, 1998 for fixing shares of then existing, "old" Solv-Ex common stock subject to surrender and exchange for shares of "new" Solv-Ex common stock. The date established by the US Court for the surrender and exchange of existing Solv-Ex common stock was December 1, 1998, and shares of common stock not surrendered by that date were to be canceled. In addition, under the confirmed plan and Order of the US Court, and according to the Company's instructions, each shareholder or a brokerage firm on behalf of street name holders of the common stock, who provided the Company with specified information prior to December 1, 1998, received one warrant for the purchase of one share of new Solv-Ex common stock for every three shares of new Solv-Ex common stock issued and received on account of such holder's interest. Each warrant provides the holder with a right to purchase one share of common stock at a price of US $10 per share, which right will expire on August 31, 2000.

As a result of the exchange of "old" Solv-Ex common stock for "new" Solv-Ex common stock, as of December 1, 1998, there were 29,211,157 shares of "new" common stock outstanding and 9,238,109 warrants to be issued under the confirmed Chapter 11 plan.

Following confirmation of the Plan of Reorganization, a pool of shares of new Solv-Ex common stock, together with attendant warrants, was regarded as reserved for future issuance and delivery on account of either disputed claims to be determined and allowed or in respect of claims and interests filed and allowed, but not yet satisfied, under the plan. As of August 31, 1988, inasmuch as certain claims remained either disputed or unsatisfied, the size of such pool of shares likewise remained undetermined.

In accordance with Staff Legal Bulletin No. 2, an audited balance sheet at August 31, 1998, the effective date of the Plans, is attached as an exhibit.



Item 7.   Financial Statements and Exhibits

(c)  Exhibits

     1.  Debtor's Second Amended Plan of Reorganization dated June 23, 1998 -
         "P"

     2. Order Confirming Debtor's Second Amended Plan of Reorganization dated June 23, 1998-"P"

     3.  Audited Balance Sheet at August 31, 1998

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 17, 1999              SOLV-EX CORPORATION
                                    (Registrant)



                                    By /s/ Frank Ciotti
                                      -------------------
                                      Frank Ciotti,
                                      Chief Financial Officer

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                               Table of Contents


             Independent Auditors' Report................2

             Consolidated Balance Sheet..................3

             Notes to Consolidated Balance Sheet.......4 - 19

INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Solv-Ex Corporation and Subsidiaries
Albuquerque, New Mexico



We have audited the accompanying consolidated balance sheet of Solv-Ex Corporation and Subsidiaries (development stage enterprises) as of August 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether this financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Solv-Ex Corporation and Subsidiaries (development stage enterprises), as of August 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's working capital deficit, stockholders' equity deficit, and operating losses raise substantial doubt about its ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.


/s/Meyners + Company, LLC
Meyners + Company, LLC
Albuquerque, New Mexico
January 27, 1999

           SOLV-EX CORPORATION AND SUBSIDIARIES
              (Development Stage Enterprises)
                Consolidated Balance Sheet

                                                                             August 31,
Assets                                                                          1998
------                                                                      ------------
Current assets:
     Cash and cash equivalents (Note 4)                                     $  1,390,699
     Receivables                                                               1,460,569
     Prepaid expenses                                                              7,613
                                                                            ------------

        Total current assets                                                   2,858,881

Property and equipment, net (Notes 5 and 8)                                    1,851,825
Patents, net (Note 6)                                                            352,494
Other assets (Note 7)                                                          1,111,572
                                                                            ------------

        Total assets                                                        $  6,174,772
                                                                            ============


Liabilities and Stockholders' Equity
------------------------------------

Current liabilities:
     Accounts payable                                                       $  1,064,064
     Accrued expenses                                                            196,859
     Due to related parties (Note 15)                                          2,830,555
     Current maturities of long-term debt (Note 8)                             3,568,401
                                                                            ------------

        Total current liabilities                                              7,659,879

Long-term debt, net of current portion (Note 8)                                  461,694
                                                                            ------------

        Total liabilities                                                      8,121,573

Stockholders' equity (Notes 2, 9, 10, 11, 15 and 16):
  Common stock, $.01 par value, authorized 100,000,000 shares,
        issued 26,382,278 shares                                                 263,823
  Preferred stock, authorized 50,000,000 shares, no shares issued                      -
  Additional paid-in capital                                                  82,474,141
  Deficit accumulated during development stage                               (84,684,765)
                                                                            ------------

        Total stockholders' equity                                            (1,946,801)
                                                                            ------------


Commitments and contingencies (Notes 3, 7, 9 and 13)

        Total labilities and stockholders' equity                           $  6,174,772
                                                                            ============




----------------------------------------------------------------------------------------

See Accompanying Notes to Consolidated Balance Sheet.

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                      Notes to Consolidated Balance Sheet


1)   Business and Organization

     On July 2, 1980, Solv-Ex Corporation (the "Company") was incorporated as a New Mexico corporation. Since its inception, the Company has devoted its resources primarily to the development of a process for the extraction of bitumen, a semi-solid hydrocarbon compound that can be converted into synthetic crude oil from oil sands. It also advanced its technologies to include recovery of metals and minerals from the fine clays associated with the oil sands. As a result of continued research conducted in connection with metals and minerals, the Company believes its technology has been broadened in a manner that enables the production of certain metals and minerals from natural resource products, in addition to the fine clays associated with oil sands.

     During 1996 and 1997, the Company was engaged in a major project to construct an initial stage oil extraction plant on one of the two oil sands leases that it owned in northern Alberta, Canada. However, after expending approximately $93 million towards construction of the plant, support facilities and equipment, funds available to the Company were insufficient to: (i) complete certain modifications to the plant following initial commissioning in order to achieve continuous operations; and (ii) pay amounts due to certain suppliers of goods and services to the Company, both at the plant site in Canada and for general and administrative expenses in the United States. On August 1, 1997, the Company filed for protection under Chapter 11 of the U.S. Bankruptcy Code, having previously filed on July 14, 1997 for similar protection in Canada under the Companies' Creditors Arrangements Act (the "CCAA").

     As a result of these actions, the Company was unable to (i) obtain audited financial statements for the fiscal years ended June 30, 1998 and 1997; and
     (ii) file a Form 10-K with respect to such fiscal years. As a result, the Company's common stock was delisted from trading on the Nasdaq Small Cap market in September 1997. Additionally, the Company was also unable to meet certain filing requirements with the Securities and Exchange Commission, which it is now attempting to rectify.

     On July 31, 1998, an order was entered in the United States Bankruptcy Court for the District of New Mexico confirming the Company's Amended Plan of Reorganization ("Plan of Reorganization"), filed as a part of the bankruptcy proceedings. A similar order was entered in Canada under the CCAA, thereby marking the emergence of the Company from bankruptcy proceedings in both countries.

     In connection with the bankruptcy proceedings, the Company sold its interest in the two Alberta oil sands leases (including related property, plant and equipment) for a total of C$34,400,000, plus 5 million shares of United Tri-Star Resources Ltd. ("UTS"). The sales proceeds were utilized to pay approved secured and unsecured creditors (including interest on their claims) and to provide a minimal amount of working capital to commence operations of the Company under the Plan of Reorganization.

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


     The Company has two wholly owned subsidiaries, Duo-Ex Corporation ("Duo-Ex") and Shale Research, Inc. ("Shale"), which were engaged in research and development of a process to extract oil from oil shale. These two companies, together with a third wholly owned subsidiary that provided employees to run the pilot plant, Applied Remedial Technology, Inc., are currently inactive.

     The Company has a controlling interest in Can-Amera Oil Sands, Inc., ("Can-Amera"), a Canadian company. Can-Amera was principally involved in the exploration and development of oil sands deposits in Canada.

     Although in prior years the Company generated some revenues from a contract for the use of its pilot plant and engineering services and from government subcontracts, the Company has not, as of August 31, 1998, generated any revenues from the sale of product. Therefore, the accompanying consolidated balance sheet has been presented as a development stage enterprise in accordance with Statement of Financial Accounting Standards No. 7.

2)   Summary of Significant Accounting Policies

     a)  Principles of Consolidation

         The accompanying consolidated balance sheet includes the accounts of the Company and all of its wholly owned and majority owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

     b)  Cash and Cash Equivalents

         The Company considers all investments with original maturities of three months or less to be cash equivalents.

     c)  Property and Equipment

         Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the individual assets, which range from three to twenty years. Leasehold improvements are amortized over the individual lives of the leases or estimated useful lives of the assets, whichever is less.

     d)  Research and Development

         The costs associated with research and development are expensed as incurred and are included in operating expenses.

     e)  Advertising Costs

         Advertising costs are charged to operations when incurred.

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


     f)  Stock Options and Warrants

         The Company accrues the excess, if any, of the quoted market price over the exercise price of options and warrants at the measurement date (generally the date of issue) as expense over the period earned by the holder. The expense is recorded as a charge to earnings and as a credit to additional paid-in capital. At time of exercise, the excess of cash received from the holder over the par value is credited to additional paid-in capital.

         In October 1995, the Financial Accounting Standards Board issued Financial Accounting Standard No. 123 ("FAS 123"), "Accounting for Stock Based Compensation." Under the provisions of FAS 123, companies may elect to account for stock based compensation plans using a fair-value-based method or may continue measuring compensation expense for those plans using the intrinsic-value-based method. Companies electing to continue using the intrinsic-value-based method must provide pro forma disclosures of net income and earnings per share as if the fair-value-based method had been applied. The Company intends to continue to account for stock based compensation using the intrinsic-value-based method and, as such, FAS 123 will not have an impact on the Company's results of operations or financial position. FAS 123 became effective in fiscal year 1997.

     g)  Foreign Currency Translation

         All foreign currencies are translated into U.S. dollars using the translation procedures specified in Statement of Financial Accounting Standards No. 52. For application of such procedures, the U.S. dollar is the functional currency. All amounts herein are stated in U.S. dollars except amounts preceded by a "C" denoting Canadian dollars.

     h)  Intangibles

         Patent costs are amortized using the straight-line method over the lesser of 17 years or their remaining lives.

     i)  Income Taxes

         The Company files a consolidated return with its wholly owned and majority owned subsidiaries. The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are provided on differences between the financial statement and income tax bases of assets and liabilities using estimated income tax rates as provided for in the enacted tax law, based on when the differences are expected to reverse.

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


     j)  Carrying Value of Assets

         The Company reviews the carrying value of its assets on a regular basis to determine whether any changes have occurred which may impair such value or which otherwise may affect the classification of such assets in its financial statements. Any impairment to asset carrying values will be charged to results of operations in the period in which a determination of impairment has been made.

     k)  Financial Instruments

         Unless otherwise specified, the Company believes the book value of the financial instruments approximates their fair value.

     l)  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     m)  Recent Accounting Pronouncements

         In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 states that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

         Also, in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosure regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Specific information to be reported for

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


         individual segments includes profit or loss, certain revenue and expense items and total assets. A reconciliation of segment information to amounts reported in the financial statements is also to be provided.

         Both SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997, and require comparative information for earlier years to be restated. Because of the recent issuance of SFAS 131, management has been unable to fully evaluate the impact, if any, on future financial statement disclosures.

         In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosure about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits and requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis. It does not change the measurement or recognition of those plans. SFAS 132 is effective for years beginning after December 15, 1997, and requires comparative information for earlier years to be restated, unless such information is not readily available. The Company has no pensions or postretirement benefit plans in place at this time. There is no impact on the Company's financial statements related to the issuance of this statement.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company in Fiscal 2000. Management of the Company has not yet evaluated the effects of this statement on the Company's financial position, results of operations or cash flows.

3)   Going Concern

     The accompanying balance sheet has been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. At August 31, 1998, current liabilities exceeded current assets by approximately $4,800,000, and total stockholders' equity reflected a deficit of $1,946,801. Additionally, as discussed above, the Company has been in the development stage since its inception on July 2, 1980. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements and the success of future operations. This includes the Company's ability to meet lease obligations as discussed in Note 13(b). These factors raise substantial doubt about the Company's ability to continue as a going concern.

4)   Restricted Cash

     As of August 31, 1998, $1,215,540 of the Company's cash balance was restricted. $45,100 was restricted pursuant to a Consent Agreement and Consent Order ("CACO") with the U.S.

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


     Environmental Protection Agency, executed on September 12, 1996. These funds can only be used in accordance with the CACO. $1,170,440 was restricted pursuant to the terms of the Company's Amended Plan of Reorganization.

5)   Property and Equipment

     Property and equipment consist of the following at August 31, 1998:

         Land                                                      $  279,955
         Buildings                                                    577,798
         Machinery and equipment                                    2,854,678
         Furniture and fixtures                                       162,602
         Leasehold improvements                                         7,515
                                                                   ----------

                                                                    3,882,548
         Less accumulated depreciation and amortization             2,030,723
                                                                   ----------

                                                                   $1,851,825
                                                                   ==========

6)   Patents

     At August 31, 1998, the book value of patents, net of accumulated amortization of $102,679, amounted to $352,494.

7)   Other Assets

     Other assets consist of the following at August 31, 1998:

         Land clearing costs - Ruth Lake site
          (see Note 13(b) below)                                   $1,041,779
         Canadian Environment Bond Deposit                             63,920
         Other                                                          5,873
                                                                   ----------

                                                                   $1,111,572
                                                                   ==========

8)   Long-Term Debt

     Long-term debt consists of the following at August 31, 1998:

         8% Secured Convertible Debentures maturing
         June 30, 1999; interest payable in arrears at maturity; principal is convertible into the Company's common stock at a conversion price equal to the lesser of 120% of the market price on the date of issuance or 80% of the market price at date of conversion,

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


         principal is secured by a general lien
         against the Company's tangible personal
         property together with the Company's
         interest in certain unresolved matters
         related to the bankruptcy proceeding
         (see Note 13(d)) and a second mortgage
         lien on the technology center land and
         building. Total security on this debt
         has a depreciated cost at August 31,
         1998 of $3,161,631 (see Note 16).                         $3,511,016

         5% Convertible Debentures maturing
         November 30, 1999; interest payable in
         arrears at maturity; principal is
         convertible into the Company's common
         stock at a conversion price equal to the
         lesser of 120% of the market price on
         the date of issuance or 80% of the
         market price at the date of conversion
         (see Note 16).                                               375,000

         Mortgage note payable to a bank which
         matured June 30, 1998; interest rate on
         the matured loan of 13% at August 31, 1998;
         secured by pilot plant land and buildings,
         with a depreciated cost at August 31, 1998
         of $292,935.  The Company is currently
         negotiating with the bank for an extension
         of the maturity date.                                         49,875

         Mortgage note payable to a loan servicing
         company at 9.25%; payable in monthly
         installments of $1,383; matures October 31,
         2006; secured by the technology center land
         and building, with a depreciated cost at
         August 31, 1998 of $304,967.                                  94,204
                                                                   ----------

         Total long- term debt                                      4,030,095
         Less current maturities                                    3,568,401
                                                                   ----------
         Long-term debt excluding current maturities               $  461,694
                                                                   ==========

         Long-term debt maturities:
              Years ending August 31:
                       1999                                        $3,568,401
                       2000                                           383,950
                       2001                                             9,814
                       2002                                            10,761
                       2003                                            11,799
                       2004 and thereafter                             45,370
                                                                   ----------

                                                                   $4,030,095
                                                                   ==========

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


9)   Stock Options

     a)  Incentive Stock Option Plan

         The Company adopted an Incentive Stock Option Plan ("ISO Plan") in October 1992, under which options are granted to certain officers and employees of the Company and its subsidiaries to purchase common shares at a price equal to the fair market value at the date of grant. The maximum aggregate number of shares, which may be optioned and sold under the Plan, excluding those shares constituting the unexercised portion of any canceled, terminated, or expired options, is 1,500,000 shares. The options are exercisable within five years from the date of grant. The option price for individuals owning more than 10 percent of the Company's common stock must be equal to 110 percent of the fair market value of the common stock at the date of grant. The vesting and terms of the options granted under the ISO Plan are determined when awarded by the Board of Directors. If an eligible employee's employment with the Company or a Subsidiary terminates for any reason, including disability, except by reason of death, an Option held at the date of termination (but only to the extent exercisable at the time of termination) may be exercised in whole or in part at any time within 90 days after the date of termination (but in no event after the term of the Option expires), and shall thereafter automatically terminate. In the event of the death of an eligible employee, an Option held at the date of termination (to the extent exercisable), may be exercised in whole or in part at any time within one year after the date of termination (but in no event after the term of the Option expires), and shall thereafter automatically terminate. The ISO Plan will terminate October 8, 2002.

         As of August 31, 1998, there were 353,000 options outstanding with exercise prices ranging from $2.56 to $20.81 per share. In addition, as of August 31, 1998, there were 744,500 shares available for future grant under the ISO Plan.

     b)  Non-Qualified Stock Plan for Directors

         The Company adopted a Non-Qualified Stock Option Plan for Directors ("Directors Plan") in October 1992, under which options are granted to directors who are not employees of the Company at a price equal to the fair market value at the date of grant. The options are exercisable any time following six months of continuous service following the date of the grant and expire in five years. The maximum aggregate number of shares, which may be optioned and sold under the Plan, excluding those shares constituting the unexercised portion of any canceled, terminated, or expired options, is 500,000 shares. The Directors Plan provides for a grant of 25,000 shares to each newly elected director and an annual grant to each director of 10,000 shares upon election of the director at an Annual Meeting of the Company. If an eligible director's membership on the Board terminates for any reason, including disability, except by reason of death, an Option held at the date of termination may be exercised in whole or in part at any time within 90 days after the date of termination (but in no event after the term of the Option expires), and shall thereafter automatically

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


         terminate. In the event of the death of an eligible Director, an Option held at the date of death may be exercised in whole or in part at any time within one year after that date (but in no event after the term of the Option expires), and shall thereafter automatically terminate. The Directors Plan will terminate October 8, 2002.

         As of August 31, 1998, there were 180,000 options outstanding with exercise prices ranging from $3.94 to $16.31 per share. In addition, as of August 31, 1998, there were 275,000 shares available for future grant under the Directors Plan.

10)  Accumulated and Other Comprehensive Income

     SFAS 130 requires a supplemental examination of income, showing net income adjusted by transactions and events, which were not reflected in net income that occurred during the period, and that affected the Company's equity from non-owner sources. Typically, comprehensive income includes equity adjustments for unrealized gains and losses on available-for-sale securities, minimum pension liabilities adjustments, and foreign currency transaction adjustments. On this basis, at August 31, 1998, the Company recognized as a component of stockholders' equity accumulated comprehensive income of $234,652 related to foreign currency transaction adjustments.

11)  Prior Period Adjustments

     The accompanying balance sheet as of August 31, 1998 has been restated to correct an error relating to the excess of acquired net assets over cost. The effect of the restatement was to decrease the accumulated deficit and paid-in capital by $201,736, thus restatement had no effect on total stockholders' equity.

12)  Income Taxes

     Significant components of deferred tax assets and liabilities at August 31, 1998 were as follows:

     Deferred tax assets:
         Tax credits and carryforwards                             $29,110,000
                                                                   -----------

         Total deferred tax assets                                  29,110,000
         Less valuation allowance                                   29,001,000
                                                                   -----------

         Net deferred tax assets                                       109,000

     Deferred tax liabilities:
         Patents                                                      (109,000)
                                                                   -----------

         Total deferred tax liabilities                               (109,000)
                                                                   -----------

         Net deferred taxes                                        $         -
                                                                   ===========

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


     In assessing the realizability of deferred tax assets, management considered whether it is more likely than not that some portion or all of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making the assessment. Based upon the Company's history of operating losses, management believes the ultimate realization of the deferred tax assets is not assured. Therefore, the Company has provided a valuation allowance to fully reserve the net deferred taxes.

     At August 31, 1998, the Company and its subsidiaries, excluding amounts for foreign taxes, had net operating loss carryforwards, and research and experimentation tax credit and investment tax credit carryforwards as follows:

                                          Tax Credits
                                  --------------------------
      Year of                       Research &
     Expiration        NOL        Experimentation  Investment
     ----------    -----------    ---------------  ----------

        1999       $ 3,693,000          213,000      14,000
        2000         1,966,000           23,000       1,000
        2001         1,121,000                -           -
        2002           153,000                -           -
        2003           582,000                -           -
        2004           990,000                -           -
        2005           708,000                -           -
        2006           456,000                -           -
        2007           402,000                -           -
        2008         2,595,000                -           -
        2009         2,556,000                -           -
        2010         2,871,000                -           -
        2011         5,039,000                -           -
        2012         9,205,000                -           -
        2013        41,939,000                -           -
        2014           500,000                -           -
                   -----------          -------      ------

                   $74,776,000          236,000      15,000
                   ===========          =======      ======

     The Company's Canadian subsidiary, Can-Amera, which is subject to Canadian taxation, has net operating loss carryforwards of approximately C$20,000, which expire ratably through December of 2001.

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


13)  Commitments and Contingencies

     a)  Litigation

         The Company and certain officers of the Company were defendants in securities actions pending in the federal courts of New York and New Mexico and in state courts in Arizona and New Mexico. In October 1996, the Company was served with a complaint in the Sedita v. Solv-Ex Corporation, Butler, Campbell, Rendall and Deutsche Morgan Grenfell, Inc., case #96CIV7575, U.S. District Court, Southern District of New York, and in December 1996, the Company was also served with a complaint in Joseph B. Grossman and Stephen Disch v. Butler, Rendall, Campbell, Deutsche Morgan Grenfell, Inc., Charles Maxwell, and Solv-Ex Corporation, case #96CIV8744, United States District Court, Southern District of New York. On December 23, 1996, the New York federal court consolidated the two actions. The complaints in the consolidated actions allege, among other things, damage to shareholders of the Company by acts or conduct of the Company and its officers in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and the New Mexico Securities Act. The plaintiff asked that the court accord class action status to purchasers of the Company's common stock between February 15, 1995 and September 30, 1996. Two similar actions were filed in U.S. District Court, District of New Mexico, and served upon the Company in November 1996. These two cases, Fournier v. Solv-Ex Corporation, Butler, Campbell, Rendall and Deutsche Morgan Grenfell, Inc., case #CIV961526JC, and Boyer v. Solv-Ex Corporation, Rendall and Deutsche Morgan Grenfell, Inc., case #CIV96602JC, were consolidated with the other actions in the U.S. District Court, Southern District of New York.

         In November 1996, the Company was served with a complaint in Murken v. Solv-Ex Corporation, Rendall, Butler, Deutsche Morgan Grenfell, Inc., case CV9609869, Second Judicial District, Bernalillo County, New Mexico, in which plaintiffs sought class action treatment for purchasers of the Company's common stock between February 15, 1995 and September 10, 1996, alleging that shareholders suffered damage as a result of violations of New Mexico securities laws and negligent misrepresentation. The case was dismissed against the Company during its Chapter 11 proceedings but is still pending against Deutsche Morgan Grenfell and the individual defendants. The Company cannot determine at present how this litigation will proceed and whether any further proceedings will be pursued against the individual defendants, Messrs. Rendall and Butler. Mr. Rendall is a director and the Chairman and Chief Executive Officer of the Company and Mr. Butler is a former officer and director of the Company and, as such, both individuals have certain rights of indemnification against the Company as provided in the By-laws.

         In December 1996, the Company was served with a complaint in Phoenix Pacific Properties, Ltd., John C. Padelford III and Patricia J. Padelford v. Solv-Ex Corporation, Rendall, and Campbell, case #CV96-20453, Superior Court, Maricopa County, Arizona. The plaintiffs alleged violation of the Arizona Securities Act, fraud, consumer fraud, negligent

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


         misrepresentation, and breach of contract resulting from the plaintiffs' purchase of shares of the Company's common stock in the open market and in a private placement directly from the Company. The case was removed by the defendants to the United States District Court for the District of Arizona (No. CIV 96-2765 PHX ROS), where it is pending against the individual defendants.

         The Order of the United States Bankruptcy Court for the District of New Mexico, dated July 31, 1998, confirming the Company's Plan of Reorganization constitutes a permanent injunction against the Plaintiffs in the Sedita and Phoenix Pacific Properties cases regarding further pursuit of the litigation claims against the Company other than as claims against the estate through the Bankruptcy Court. The Court Order does not, however, affect the litigation claims against the individual defendants, all of whom may have claims for indemnification against the Company regarding defense of the actions.

         The Company intends to vigorously defend the claims filed against it if such actions are pursued as claims in the U.S. Bankruptcy Court and believes that the allegations made against the Company, its officers and directors are without merit. Within limits of its financial capability, the Company also intends to provide the legal defense for the individual officer and director defendants named in the New York, New Mexico and Arizona actions described above.

         The Company brought an action, Solv-Ex Corporation v. Quillen, Quilcap Corporation, Zweig, Zweig Advisors, Weir Jones Engineering Consultants, Ltd., case # 96-6057(JSR), United States District Court, Southern District of New York, on August 9, 1996. The Company's complaint alleged, among other things, defendants' breach of Confidentiality Agreements, interference with prospective economic advantage, fraud, breach of trust and unjust enrichment, and that the Zweig and Quillen defendants used information gained from the Company to damage the Company and further their own short selling schemes. Damages in excess of $12,000,000 were sought. The action was dismissed without prejudice in the early stages of discovery as a result of the Company's bankruptcy proceedings, at which time the discovery that was previously obtained supported the Company's position concerning the conduct of the defendants.

         On December 4, 1998, the Company brought an action styled as, Solv-Ex Corporations, et al. v. Deutche Bank AG et al., in the District Court for the State of New Mexico, Bernalillo County, case #CV98-11647, against Deutsche Bank AG, and its affiliates, Deutsche Morgan Grenfell, Inc., and Morgan Grenfell Asset Management Ltd., as well as against certain short-sellers of the Company's common stock, including Parker Quillen, Quilcap Corporation, Martin Zweig, Zweig Advisors, Michelle Sarian, Fahnestock & Co. Inc., George Voelker, Tim Rice, Rice Voelker Bros. & Frantzen, Lee Mikles, Mark Miller, Mikles/Miller Management Inc., Stanley Trilling, Trilling Partners, Paine Webber Group, Inc., Manuel Asensio, Asensio & Co., and Weir-Jones Engineering Consultants, Ltd.

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


         In the suit, the Company alleges damages caused by a campaign to destroy the Company as an ongoing concern, misuse of its confidential information and manipulation of its common stock. The Company also alleges that it was forced to seek bankruptcy protection as a result of the alleged wrongdoing. The Zweig, Quilcap and Weir-Jones defendants attempted to block this action as to them by claiming that the suit was brought in violation of the New York Federal Court's order in Solv-Ex
         v. Quillen et al., which was dismissed without prejudice as described above. On January 29, 1999, the New York Court ruled against the defendants, which allows the suit to continue in New Mexico. Preliminary proceedings regarding all defendants, including jurisdiction and venue, are pending and in the process of determination by the Courts.

         On July 20, 1998, the Securities and Exchange Commission ("SEC") filed a civil action against the Company and two of its senior officers, Securities and Exchange Commission v. Solv-Ex Corporation, et al., Civil No. 98-860 BB/RLP, United States District Court, District of New Mexico. The complaint alleges among other things that the Company, John
         S. Rendall (Chairman and CEO) and Herbert M. Campbell II (Senior Vice President), violated the securities laws through issuance of false, misleading or deficient public statements and filings during the period January 1995 through April 1997 regarding the Company's processes developed to extract oil and industrial minerals from oil sands, as well as its technology to produce metallic aluminum. The complaint also alleges that the Company understated its outstanding common stock by 3 million shares in the Form 10-Q filed for the period ended March 31, 1996. This allegation relates to a 3 million-share certificate issued in the name of Mr. Rendall (which was subsequently cancelled) in connection with a transaction, which was never completed.

         The complaint seeks injunctive relief against the defendants with respect to future violations of the securities laws and, in the case of Mr. Rendall and Mr. Campbell, civil penalties in an amount to be determined by the Court. No civil penalties are being sought against the Company.

         In its answer, the Company denies any allegations of wrongdoing and, in a separate motion filed concurrently, specifically asked that the Court dismiss the complaint with respect to allegations involving issuance of the 3 million-share certificate to Mr. Rendall. The Company also has requested that it be awarded its fees and other expenses in the matter pursuant to the Equal Access to Justice Act.

     b)  Lease

         In connection with its activities in Alberta, Canada, during 1996 and 1997, the Company leased an approximately 50-acre tract (known as the Ruth Lake site) from the Province of Alberta (the "Province"). The original planned use for the leased land, which is located north of Fort McMurray on Highway 63, was for the construction of a plant to recover minerals from oil sands tailings generated by others. The site was also used by the

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


         Company as a staging area for its construction activities on its own oil sands lease. The Company spent $1,041,779 for site preparation, most of which was for clearing and ground preparation and also posted a C$100,000 reclamation bond ($63,920 current value as of August 31, 1998), which amounts are recorded in Other Assets on the Company's balance sheet, in anticipation of further use or disposal of the site. However, the lease, as amended, required the Company to commence construction of the plant by August 1, 1998, which the Company was unable to do. Thereafter, the Company requested an extension of the lease provision requiring the commencement of construction. The request was denied, which is being appealed by the Company. In the interim, the Company has been involved in mediation with the Province in an effort to find an alternative solution to proceeding with the appeal. The Province has set a deadline of July 30, 1999, by which the Company must have completed a transaction for assignment of the lease to another party for another use. If the Company is unable to do so or if its appeal is not successful, the lease will be terminated and the asset value will be expensed. At present, the Company is unable to determine the terms of any such assignment that may be made or the consideration to be received from such assignment, and, therefore, is unable to determine the remaining carrying value of the asset. In addition, the Company is unable to determine whether the Province would in fact reclaim the site. Accordingly, a question remains as to how much, if any, of the C$100,000 reclamation bond will be returned to the Company.

     c)  Environmental Liability

         In November 1997, the State of New Mexico Environmental Department ("NMED") identified an area next to the Company's pilot plant building where soil vapor testing indicated solvent contamination. The matter was deferred until after the emergence of the Company from bankruptcy. The Company has contacted the NMED to discuss the environmental cleanup requirements. The NMED will test the site to identify the area of contamination and thereafter, the Company will have a 60-day period to present to the NMED, a Voluntary Abatement Plan ("VAP") as prescribed in the New Mexico Water Quality Control Commission Regulations, Subpart 4106. Upon public notification and approval by the Secretary of the NMED, the Company will execute the VAP. At present, the Company is unable to determine the amount of cleanup that will be required or the cost thereof, and therefore, no liability has been accrued by the Company at August 31, 1998.

     d)  Canadian Tax Assessment

         As part of obtaining bankruptcy court approval for the sale of the Company's assets referred to in Note 1, an order was entered by the bankruptcy court requiring the Company to pay C$2,700,000 to Revenue Canada for withholding purposes pursuant to the Canadian Income Tax Act. In March 1998, the Company filed an objection to the assessment of
         Part XIII withholding tax related to the years ended June 30, 1996 and 1997. The tax assessed for the 1996 and 1997 years was C$1,457,527 and C$345,015, respectively, plus penalties and interest. Revenue Canada currently has the Company's objections under consideration, and

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


         therefore, no decision has been rendered in the matter. The potential refunds, if any, are pledged as security to the 8 percent Secured Convertible Debentures. At present, the Company is unable to determine the result of its objections to the assessment of the Part XIII withholding tax filed with Revenue Canada, and therefore, no asset or liability has been recorded on the accompanying balance sheet.

14)  Year 2000 Issue

     Like any other company, advances and changes in technology can significantly affect the business and operations of the Company. For example, a challenging problem is that many computer systems worldwide cannot properly recognize the year 2000 or years thereafter. No easy, comprehensive, technological "quick fix" has yet been developed in the United States or elsewhere for this problem. Not only might the problem affect a company's computers, but the company could also be impacted by problems at other companies, through supplier relationships, etc.

     Fortunately, the Company's present small base of operations is not heavily dependent upon computers. The Company uses accounting software on a small network and other software tools for financial reporting and word processing. Steps have been taken to test for compliance and, as necessary, computer and software upgrades are being made within the Company. Management is reasonably confident, in general, about the Company's level of exposure. However, with the drastic scenarios worldwide discussed in the media, the Company cannot guarantee that it will not be detrimentally impacted.

15)  Related Party Transactions

     Mr. Rendall, the Company's Chairman and Chief Executive Officer, loaned the Company $2,000,000 on March 26, 1997, which was payable on March 31, 1999, with interest at 10 percent per annum. On September 9, 1998, Mr. Rendall converted the loan and accrued interest of $291,506 into 5,728,767 shares of the Company's common stock.

     Also, on September 9, 1998, the Board of Directors authorized the issuance of common stock to certain officers and directors in payment of services rendered and indemnification of expenses. Messrs. Anderson, Campbell, Davey and MacDonald received 55,000 shares, 29,603 shares, 80,000 shares and 65,670 shares, respectively.

     On August 31, 1998, the Canadian Monitor made distributions to unsecured creditors in accordance with the Plan of Reorganization that included distributions to Messrs. Anderson and Davey in the amounts of C$1,797 and $73,774, respectively.

                     SOLV-EX CORPORATION AND SUBSIDIARIES
                        (Development Stage Enterprises)

                Notes to Consolidated Balance Sheet - continued


16)  Subsequent Events

     In accordance with the Plan of Reorganization, the Court Order established a date of record of October 1, 1998 for the exchange of one share "old" common stock for one share of "new" common stock. Shares not exchanged by December 1, 1998 were canceled. In addition, each shareholder or brokerage firm on behalf of street name holders of the common stock, who provided the Company with specified information prior to December 1, 1998, received one warrant for each three shares of common stock held. Each warrant provides a right to purchase one share of "new" common stock at $10 per share on or before August 31, 2000. Also under the Plan of Reorganization, certain shares of "new" common stock were issued or reserved for satisfaction of other claims allowed in the reorganization. As of December 1, 1998, there were 29,211,157 shares of "new" common stock outstanding and 9,238,109 warrants to be issued as a result of the Plan of Reorganization, subject to certain adjustments (not including shares and warrants issued in the private placement - see below). These securities generally were not subject to resale restrictions as provided under 11 U.S.C. (S) 1145.

     In November 1998, the Company completed a private placement of shares of restricted common stock and warrants. The Company issued 1,624,000 shares of common stock and 919,400 warrants resulting in proceeds to the Company of $812,000. The warrants are exercisable at $1.00 per share with a maturity date of November 1, 2003. The majority of the proceeds of the private placement has been earmarked for the costs of defending the SEC enforcement action and for prosecuting the suit filed against Deutsche Bank and the short-sellers (see Note 13(a) - Litigation).

     As of December 31, 1998, the maturity date of the 8 percent Secured Convertible Debentures was extended from December 31, 1998 to June 30, 1999. As consideration for the extension of the maturity date, a $200,000 principal reduction was made, accrued interest to December 31, 1998 was paid, and the interest rate was increased from 6 percent to 8 percent per annum effective January 1, 1999.

     In January 1999, $100,000 principal amount of the 5 percent Convertible Debenture was converted into the Company's common stock. As part of the conversion, 379,627 shares of the Company's common stock were issued to the debenture holder. The debenture holder has questioned the method used by the Company to determine the market price of the Company's common stock utilized in the conversion computation, and the Company has reserved its right to adjust the number of shares issued based on the market activity in its common stock.